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                                                                    EXHIBIT 21.1
                      BROCADE COMMUNICATIONS SYSTEMS, INC.
                           INTERNATIONAL SUBSIDIARIES

 BROCADE COMMUNICATIONS SYSTEMS PROPRIETARY LTD.
 (AUSTRALIA)

 BROCADE COMMUNICATIONS SYSTEMS AUSTRIA GMBH
 (AUSTRIA)

 BROCADE COMMUNICATIONS SYSTEMS BELGIUM S.P.R.L
 (BELGIUM)

 BROCADE COMMUNICATIONS CANADA CORP.
 (CANADA)

 CHINA WFOE

 BROCADE COMMUNICATIONS SYSTEMS CHINA HK LTD.
 (CHINA)
 HOLDING COMPANY FOR REP OFFICES

 BROCADE COMMUNICATIONS SYSTEMS CHINA HK LTD.
 BEIJING REP. OFFICE
 (CHINA)

 BROCADE COMMUNICATIONS SYSTEMS CHINA HK LTD.
 GUANGZHOU REP. OFFICE
 (CHINA)

 BROCADE COMMUNICATIONS SYSTEMS CHINA HK LTD.
 SHANGHAI REP. OFFICE
 (CHINA)

 BROCADE COMMUNICATIONS DENMARK APS
 (DENMARK)

 BROCADE COMMUNICATIONS FRANCE SAS
 (FRANCE)

 BROCADE COMMUNICATIONS GMBH
 (GERMANY)

 BROCADE COMMUNICATIONS SYSTEMS HK LTD.
 (HONG KONG)

 BROCADE COMMUNICATIONS SYSTEMS PRIVATE LIMITED
 (INDIA)

 BROCADE COMMUNICATIONS ITALY SRL
 (ITALY)

 BROCADE COMMUNICATIONS SYSTEMS K.K.
 (JAPAN)

 BROCADE KOREA LTD.
 (KOREA)

 BROCADE COMMUNICATIONS LUXEMBOURG SARL
 (LUXEMBOURG)

 BROCADE COMMUNICATIONS SYSTEMS NETHERLANDS B.V.
 (THE NETHERLANDS)

 BROCADE COMMUNICATIONS SINGAPORE PTE. LTD.
 (SINGAPORE)

 BROCADE COMMUNICATIONS SPAIN, S.L.
 (SPAIN)

 BROCADE COMMUNICATIONS SWITZERLAND SARL
 (SWITZERLAND)

 BROCADE COMMUNICATIONS SERVICES SWITZERLAND SARL
 (SWITZERLAND)

 BROCADE COMMUNICATIONS SYSTEMS TAIWAN LTD.
 (TAIWAN)

 BROCADE COMMUNICATIONS SYSTEMS UK LTD.
 (UNITED KINGDOM)